Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Brian Carney Executive Vice President, CFO Jo-Ann Stores, Inc. 330/656-2600 http://www.joann.com	Investor Relations: Don Tomoff Vice President, Finance Jo-Ann Stores, Inc. 330/463-6815

JO-ANN STORES ANNOUNCES EXECUTIVE DEPARTURE

HUDSON, OH — May 10, 2004 — Jo-Ann Stores, Inc. (NYSE: JAS), the leading national fabric and craft retailer, announced today that its Executive Vice President of Operations, Mike Edwards, will be leaving the company at the end of May to join west coast retailer, Lucy, as its President and CEO. Mr. Edwards helped Jo-Ann Stores complete its turnaround plan ahead of schedule and has assembled a strong operational team that will remain in place. The company will be working with Mr. Edwards over the next several weeks to complete a transition plan.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 781 Jo-Ann Fabrics and Crafts traditional stores and 94 Jo-Ann superstores.